UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 18, 2021

TEXAS ROADHOUSE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50972	20-1083890
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6040 Dutchmans Lane, Louisville, KY	40205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code    (502) 426-9984

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TXRH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.              ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)       On March 18, 2021, the Board of Directors (the “Board”) of Texas Roadhouse, Inc. (the “Company”) appointed Gerald L. Morgan, 60, the Company’s President, to serve as the Company’s Chief Executive Officer effective immediately. Mr. Morgan’s appointment is consistent with the Company’s succession plan following the death of W. Kent Taylor on March 18, 2021. Mr. Morgan was recently appointed the Company’s President on December 17, 2020. He joined Texas Roadhouse in 1997 as a Managing Partner in Grand Prairie, Texas. Based on the performance of the Grand Prairie restaurant in 2000, he was named Managing Partner of the Year in 2001. He was promoted to Market Partner in 2001 and then subsequently promoted to Regional Market Partner in 2015. Before joining the Company, Mr. Morgan was a multi-unit operator with Bennigan’s Restaurants. Mr. Morgan has over 30 years of restaurant industry experience. As a part of his appointment to Chief Executive Officer, Mr. Morgan remained the President of the Company.

Except as set forth below, Mr. Morgan has not had any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Morgan currently holds a beneficial ownership interest in certain franchise restaurants described below. As of December 29, 2020, Mr. Morgan’s beneficial ownership interest in such franchised Texas Roadhouse restaurants is set forth in the table below.

Restaurant	Morgan Ownership	Initial Franchisee Fee	Royalty Rate	Royalties Paid to Us in Fiscal Year 2020 ($)	Management or Supervision Fees Paid to Us in Fiscal Year 2020 ($)
Brownsville, TX	3.07%	—	4.0%	259,995	32,499
McKinney, TX	2.0%	—	4.0%	257,036	32,129

For the 2020 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interests in the above-referenced restaurants was $25,907. These amounts do not reflect compensation paid by the Company to Mr. Morgan during these periods; rather, these amounts were paid by the applicable entity and reflect a return on investment in these separate restaurant locations.

Additionally, Mr. Morgan currently holds an ownership interest in the Texas Roadhouse restaurant in Mansfield, Texas, which is a restaurant that is owned by an entity that the Company controls and in which the Company holds a 52.5% ownership interest. As of December 29, 2020, Mr. Morgan beneficially owned a 34.5% ownership interest in the Mansfield, Texas restaurant (32.0% interest directly and 2.5% interest indirectly through his parents), which entity paid $231,811 to us for management and supervision fees in fiscal year 2020. Further, the total amount of distributions related to the 34.5% beneficial ownership interest in the Mansfield, Texas restaurant for the 2020 fiscal year was $179,690. These amounts do not reflect compensation paid by the Company to Mr. Morgan during the 2020 fiscal year; rather, these amounts were paid by the applicable entity and reflect a return on investment in this restaurant location. Additional information regarding prior indebtedness to the Company of the Mansfield, Texas restaurant is set forth in the Company’s Current Report on Form 8-K dated December 17, 2020.

Item 7.01. Regulation FD Disclosure.

On March 18, 2021, the Company issued a press release announcing the death of its founder, Chairman and Chief Executive Officer, W. Kent Taylor, on March 18, 2021. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

On March 19, 2021, the Company issued a press release announcing the appointment of Gerald L. Morgan as the Company’s Chief Executive Officer. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

99.1 Press Release dated March 18, 2021

99.2 Press Release dated March 19, 2021

104 Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS ROADHOUSE, INC.

Date: March 19, 2021	By:	/s/ Tonya Robinson
Tonya Robinson
Chief Financial Officer

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